UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 20th, 2003

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On October 20th, 2003 the Registrant publicly disseminated a press release announcing that its subsidiary company, Chiropractic USA, Inc (Chiropractic USA) has entered Area Representative and Franchise Agreements for the state of Minnesota with Dr. Amy Michelle Willcockson, effective November 1, 2003. The Area Representative Agreement calls for the development of a minimum of 100 Chiropractic USA clinics in Minnesota, which, if achieved, will add over $25 million of royalty sales per annum to the Chiropractic USA system. The Franchise Agreement converts Dr. Willcockson’s Minneapolis-based Chiropractic First P.A. into Minnesota’s first Chiropractic USA location.

Dr. Willcockson’s Area Representative Agreement for Minnesota, in addition to existing Chiropractic USA Area Representatives in Hawaii, California, Texas, Florida, Michigan, South Carolina, Georgia and Iowa, as well as our corporate clinics in Louisiana, creates franchised locations producing royalty sales for Chiropractic USA of at least $200 million per year if and when the growth targets are met.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement: 99.1 The Registrant’s Press Release dated October 20th, 2003.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date:	October 27th, 2003	/s/ Michael J. Gelmon
Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated October 20th, 2003